EXHIBIT 99.1

BRIGHAM MINERALS, INC. REPORTS RECORD THIRD QUARTER 2021 OPERATING AND FINANCIAL RESULTS

AUSTIN, Texas - (BUSINESS WIRE) - November 3, 2021 - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), a leading mineral and royalty interest acquisition company, today announced record operating and financial results for the quarter ended September 30, 2021.

THIRD QUARTER 2021 OPERATIONAL AND FINANCIAL HIGHLIGHTS AND RECENT DEVELOPMENTS

•Daily production volumes of 9,068 Boe/d (70% liquids, 49% oil)
◦Production up 1% sequentially from Q2 2021

•Record royalty revenues of $40.5 million
◦Up 9% sequentially from Q2 2021 driven by 7% higher realized prices and 1% higher volumes

•Continued record low general and administrative costs (before share based compensation) of $3.0 million
◦Generated through continued cost reduction efforts initiated in Q2 2020

•Net income totaling $18.9 million
◦Record Adjusted EBITDA(1) totaling $34.9 million up 13% sequentially from Q2 2021

•Declared Q3 2021 dividend of $0.40 per share of Class A common stock(2)
◦Base Dividend of $0.14 per share of Class A common stock
◦Increased Variable Dividend 24% sequentially to $0.26 per share of Class A common stock
◦Represents 80% payout ratio of Discretionary Cash Flow ex lease bonus(1)

•10.2 net (1,530 gross) activity wells comprised of 6.0 net (735 gross) DUCs and 4.2 net (795 gross) permits
◦20% increase in net DUCs to 6.0 net locations driven by a record 1.7 net wells spud during Q3 2021
◦Permian Basin net activity wells increased to a record 6.7 net locations

•Acquired 415 net royalty acres deploying $12.8 million in mineral acquisition capital
◦Nearly all acquisition capital internally funded via portfolio rationalization and retained cash
◦97% of capital to the Permian Basin and 78% of net locations comprised of PDP, DUCs and permits

•$14.3 million cash balance and undrawn revolver capacity of $112 million as of September 30, 2021
◦Conservative leverage at 0.3x last quarter annualized Adjusted EBITDA(1)
◦Associated with the Company's Fall 2021 semi-annual borrowing base redetermination under its revolving credit facility, the Company estimates the borrowing base will increase to $205 million

•Continued portfolio optimization underway with anticipated Q4 2021 proceeds of roughly $10 million
◦In October, divested $9.2 million of undeveloped STACK minerals with <30 Boe/d of production

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.
(2)See Quarterly Cash Dividend section below regarding Board approval of future dividends

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “Organic drilling activity continued to ramp in the third quarter with a record 1.7 net wells spud on our mineral position, which provides a strong leading indicator to an increased pace of PDP conversions during Q4 2021 and into 2022. The 1.7 net wells spud also points to activity rebounding to pre-COVID 2019 levels, during which time we averaged 1.4 net wells spud. Drilling activity and acquisitions drove a 20% increase in our September 30th DUC inventory to 6.0 net locations, which will be converted by Pioneer Natural Resources Inc., Chevron Corporation, Diamondback Energy, Inc., ExxonMobil Corporation and PDC Energy, Inc. Collectively, these large, well-capitalized E&Ps operate 65% of our DUCs and are running an aggregate 26 frac crews in our basins, a 37% increase in frac crew activity versus Q2 2021.”

EXHIBIT 99.1
Mr. Roosa continued, “In the third quarter, our acquisition team deployed $12.8 million in ground game mineral acquisition capital, almost entirely to the Permian Basin. The acquired assets are comprised of 78% PDP, DUC and permit net locations, adding 0.9 net permits to our activity well inventory. Importantly, with our Q3 2021 portfolio rationalization efforts as well as our retained cash flow from operations and lease bonus, our Q3 2021 ground game acquisitions were almost entirely internally funded. Further, with our continued rationalization efforts in the STACK and elsewhere, based on a $15 million per quarter ground game run rate, our Q4 2021 acquisitions also look to be entirely internally funded.”

Blake C. Williams, Chief Financial Officer, added, “Our top-tier assets, paired with targeted acquisitions yielded strong third quarter results highlighted by continued record levels of revenue and Adjusted EBITDA(1). Realized pricing improved 7% over the second quarter, which along with our production uplift drove a 24% sequential increase in our variable dividend to $0.26 ($0.40 per share total dividend)(2) per share this quarter. We are also encouraged by our success over the last two quarters divesting non-core, undeveloped acreage for cash and re-deploying proceeds into more accretive cash flow returning opportunities. We remain committed to returning cash flow to shareholders and shortening the duration to payout for investors via portfolio rationalization and targeted accretive acquisitions.”

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.
(2)See Quarterly Cash Dividend section below regarding Board approval of future dividends

OPERATIONAL UPDATE

Mineral and Royalty Interest Ownership Update

During the third quarter 2021, the Company executed nine transactions acquiring approximately 415 net royalty acres (standardized to a 1/8th royalty interest) and deployed $12.8 million in capital. The Company focused approximately 97% of its mineral acquisition capital in the third quarter towards the Permian Basin. Third quarter acquisitions are expected to deliver near-term production and cash flow growth with the addition of 32 gross DUCs (0.1 net) and 128 gross permits (0.9 net) to inventory counts. The Company also divested 3,410 net royalty acres in the Anadarko basin generating $4.4 million in cash proceeds.

The table below summarizes the Company’s approximate mineral and royalty interest ownership as of the dates indicated.

	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Net Royalty Acres
September 30, 2021	29,635	6,105	11,415	10,220	16,345	8,045	3,810	85,575
June 30, 2021	29,270	6,105	11,415	10,650	16,345	7,995	6,790	88,570
Acres Added (Divested and Revised) Q/Q	365	—	—	(430)	—	50	(2,980)	(2,995)
% Change Q/Q	1%	—%	—%	(4)%	—%	1%	(44)%	(3)%

DUC Conversions Updates

During the third quarter 2021, the Company identified approximately 181 gross (0.8 net) horizontal wells converted to production, which represented 25% of its gross DUC inventory as of the second quarter 2021 (16% of net DUCs). Well conversions to proved developed producing during third quarter are summarized in the table below:

Q3 2021 Wells Converted to Proved Developed Producing(1)
	Gross		Net
DUCs	181	120%	0.8	100%
Divested Wells Net of Acquisitions	(30)	(20)%	(0.1)	(13)%
Converted Permitted and Other	—	—%	0.1	13%
Total	151	100%	0.8	100%
(1) Individual amounts may not add to totals due to rounding.

EXHIBIT 99.1
Drilling Activity Update

During the third quarter 2021, the Company identified 169 gross (1.7 net) wells spud on its mineral position, which represents a 31% sequential increase from the second quarter 2021 on a net well basis. Brigham’s gross and net wells spud activity over the past 11 quarters is summarized in the table below:

	Q1 19	Q2 19	Q3 19	Q4 19	Q1 20	Q2 20	Q3 20	Q4 20	Q1 21	Q2 21	Q3 21
Gross Wells Spud	230	248	214	185	209	36	57	79	132	153	169
Net Wells Spud	1.2	1.3	1.3	1.7	1.6	0.2	0.4	0.4	1.0	1.3	1.7
Four Quarter Rolling Average Net Wells Spud	1.2	1.2	1.2	1.4	1.5	1.1	1.0	0.6	0.5	0.8	1.1

DUC and Permit Inventory Update

The Company expects 2021 production volumes will be driven by the continued conversion of its DUC and permit inventory. Brigham’s gross and net DUC and permit inventory as of September 30, 2021 by basin is outlined in the table below:

	Development Inventory by Basin(1)
	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Gross Inventory
DUCs	200	203	32	15	127	139	19	735
Permits	310	66	2	3	144	262	8	795
Net Inventory
DUCs	2.2	2.1	0.2	0.1	1.1	0.2	0.1	6.0
Permits	2.2	0.2	—	—	1.1	0.6	—	4.2
(1) Individual amounts may not add to totals due to rounding.

FINANCIAL UPDATE

For the three months ended September 30, 2021, crude oil, natural gas and NGL production volumes increased 1% to 9,068 Boe/d as compared to the three months ended June 30, 2021 and decreased 3% as compared to the same prior-year period.

For the three months ended September 30, 2021, average realized prices were $69.37 per barrel of oil, $4.79 per Mcf of natural gas, and $27.64 per barrel of NGL, for a total equivalent price of $48.51 per Boe. This represents a 7% increase relative to the three months ended June 30, 2021 and a 93% increase relative to the same prior-year period.

The Company saw general and administrative costs (before share-based compensation) continue to remain at record low levels in the third quarter 2021 totaling $3.0 million, which represents a 5% decrease relative to the same prior-year period.

The Company's net income for the three months ended September 30, 2021 was $18.9 million, up 23% from the three months ended June 30, 2021.

Adjusted Net Income was $18.9 million for the three months ended September 30, 2021, up 23% from the three months ended June 30, 2021 and up 672% relative to the same prior-year period. Adjusted EBITDA was $34.9 million for the three months ended September 30, 2021, up 13% from the three months ended June 30, 2021 and up 108% relative to the same prior-year period. Adjusted EBITDA ex lease bonus was $33.4 million for the three months ended September 30, 2021, up 11% from the three months ended June 30, 2021 and up 119% from the same prior-year period. Adjusted Net Income, Adjusted EBITDA, and Adjusted EBITDA ex lease bonus are Non-GAAP financial measures. For a definition of Adjusted Net Income, Adjusted EBITDA, and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

EXHIBIT 99.1
As of September 30, 2021, the Company had a cash balance of $14.3 million and $112.0 million of undrawn revolver capacity under its credit facility, providing the Company with total liquidity of $126.3 million. Associated with the Company's Fall 2021 semi-annual borrowing base redetermination under its revolving credit facility, the Company estimates the borrowing base will increase to $205 million, bringing total pro forma liquidity to $166.3 million.

EXHIBIT 99.1
Results of Operations

Unaudited Financial and Operational Results	Three Months Ended		Nine Months Ended
($ in thousands, except per unit of production data)	September 30, 2021	June 30, 2021	September 30, 2021	September 30, 2020
Operating Revenues
Oil sales	$28,480	$26,729	$78,022	$49,941
Natural gas sales	7,309	6,704	19,450	7,115
NGL sales	4,684	3,572	12,182	5,429
Total mineral and royalty revenue	$40,473	$37,005	$109,654	$62,485
Lease bonus and other revenue	1,491	806	3,894	5,478
Total Revenues	$41,964	$37,811	$113,548	$67,963
Production
Oil (MBbls)	411	424	1,245	1,378
Natural gas (MMcf)	1,525	1,465	4,441	4,358
NGLs (MBbls)	170	150	471	505
Equivalents (MBoe)	835	818	2,456	2,609
Equivalents per day (Boe/d)	9,068	8,988	8,996	9,524
Realized Prices ($/Boe)
Oil ($/Bbl)	$69.37	$63.11	$62.68	$36.25
Natural gas ($/Mcf)	4.79	4.58	4.38	1.63
NGLs ($/Bbl)	27.64	23.77	25.87	10.74
Average Realized Price	$48.51	$45.24	$44.65	$23.95
Operating Expenses
Gathering, transportation and marketing	$1,641	$1,593	$4,967	$5,106
Severance and ad valorem taxes	2,372	2,300	6,505	4,179
Depreciation, depletion, and amortization	8,682	9,080	27,129	35,827
Impairment of oil and gas properties	—	—	—	18,905
General and administrative (before share-based compensation)	3,047	3,142	9,331	10,870
Total operating expenses (before share-based compensation)	$15,742	$16,115	$47,932	$74,887
General and administrative, share-based compensation	2,682	2,555	7,537	5,692
Total Operating Expenses	$18,424	$18,670	$55,469	$80,579
Income (Loss) from Operations	$23,540	$19,141	$58,079	$(12,616)
Other expenses:
Interest expense, net	(451)	(387)	(1,105)	(695)
Other income, net	36	2	51	29
Income (Loss) Before Taxes	$23,125	$18,756	$57,025	$(13,282)
Income tax expense (benefit)	4,214	3,430	10,717	(2,250)
Net Income (Loss)	$18,911	$15,326	$46,308	$(11,032)
Less: net (income) loss attributable to non-controlling interest	(4,698)	(4,138)	(12,311)	2,223
Net income (loss) attributable to Brigham Minerals, Inc. shareholders	$14,213	$11,188	$33,997	$(8,809)

EXHIBIT 99.1

	Three Months Ended		Nine Months Ended
Unit Expenses ($/Boe)	September 30, 2021	June 30, 2021	September 30, 2021	September 30, 2020
Gathering, transportation and marketing	$1.97	$1.95	$2.02	$1.96
Severance and ad valorem taxes	2.84	2.81	2.65	1.60
Depreciation, depletion and amortization	10.41	11.10	11.05	13.73
General and administrative (before share-based compensation)	3.65	3.84	3.80	4.17
General and administrative, share-based compensation	3.21	3.12	3.07	2.18
Interest expense, net	0.54	0.47	0.45	0.27

Quarterly Cash Dividend

The Company’s Board of Directors (the “Board”) has declared a quarterly cash dividend incorporating results for the third quarter 2021 of $0.40 per share of Class A common stock. This represents a 14% increase in payout compared to the dividend declared for the second quarter of 2021. The third quarter dividend represents a base dividend of $0.14 per share and a variable dividend of $0.26 per share and will be paid on December 1, 2021 to holders of record as of November 24, 2021. An amount equal to the cash dividend per share will also be set aside for each outstanding award granted under the long-term incentive plan for payment upon the vesting of such awards in accordance with their terms.

Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its shareholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

Brigham Minerals Third Quarter 2021 Earnings Conference Call
•Thursday, November 4, 2021 at 12:00 p.m. Eastern Time (11:00 a.m. Central Time)
•Pre-register by visiting: https://www.incommglobalevents.com/registration/q4inc/9082/brigham-minerals-third-quarter-2021-earnings-conference-call-/
•Listen to a live audio webcast of the call by visiting the Company’s website
◦https://investors.brighamminerals.com
•A recording of the webcast will be available on the Company’s website after the call

Non-GAAP Financial Measures

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted Net Income as Net Income (Loss) before impairment of oil and gas properties, after tax. We define Adjusted EBITDA as Adjusted Net Income before depreciation, depletion and amortization, share-based compensation expense, interest expense, and income tax expense, less other income. We define Adjusted EBITDA ex lease bonus as Adjusted EBITDA further adjusted to eliminate the impacts of lease bonus and other revenues we receive due to the unpredictability of timing and magnitude of the revenue. We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes. We define Discretionary Cash Flow ex lease bonus as Discretionary Cash Flow further adjusted to eliminate the impacts of lease bonus revenue.

Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus do not represent and should not be considered alternatives to, or more meaningful than, net income or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus have important limitations as analytical tools because they exclude some

EXHIBIT 99.1
but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus may differ from computations of similarly titled measures of other companies.

The following tables present a reconciliation of Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus to the most directly comparable GAAP financial measure for the periods indicated.

SUPPLEMENTAL SCHEDULES

Reconciliation of Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA ex Lease Bonus

	Three Months Ended			Nine Months Ended
($ In thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net Income (Loss)	$18,911	$15,326	$(13,017)	$46,308	$(11,032)
Add:
Impairment of oil and gas properties, after tax (1)	—	—	15,468	—	15,468
Adjusted Net Income	$18,911	$15,326	$2,451	$46,308	$4,436
Add:
Depreciation, depletion, and amortization	8,682	9,080	11,801	27,129	35,827
Share-based compensation expense	2,682	2,555	1,956	7,537	5,692
Interest expense, net	451	387	118	1,105	695
Income tax expense	4,214	3,430	455	10,717	1,187
Less:
Other income, net	36	2	4	51	29
Adjusted EBITDA	$34,904	$30,776	$16,777	$92,745	$47,808
Less:
Lease bonus and other revenue	1,491	806	1,510	3,894	5,478
Adjusted EBITDA ex Lease Bonus	$33,413	$29,970	$15,267	$88,851	$42,330
(1) Tax effect of $3.4 million tax benefit for the three and nine months ended September 30, 2020.

EXHIBIT 99.1
Reconciliation of Discretionary Cash Flow and Discretionary Cash Flow ex Lease Bonus

	Three Months Ended
($ In thousands, except per share amounts)	September 30, 2021	June 30, 2021	September 30, 2020
Adjusted EBITDA(1)	$34,904	$30,776	$16,777
Less:
Adjusted EBITDA attributable to non-controlling interest	(7,094)	(6,315)	(3,912)
Adjusted EBITDA attributable to Class A common stock	$27,810	$24,461	$12,865
Less:
Cash interest expense	368	178	437
Cash taxes	3,238	3,200	—
Dividend equivalent rights	645	616	192
Discretionary cash flow to Class A common stock	$23,559	$20,467	$12,236
Less:
Lease bonus	1,188	641	1,158
Discretionary cash flow ex lease bonus to Class A common stock	$22,371	$19,826	$11,078
Payout Ratio:	80%	80%	95%
Distributed cash flow to Class A common stock	$17,897	$15,861	$10,524

Shares of Class A common stock	45,245	45,134	43,316

Distributed cash flow per share of Class A common stock — Dividend	$0.40	$0.35	$0.24
(1) Refer to Reconciliation of Adjusted EBITDA from Net Income (Loss) above.

EXHIBIT 99.1
Condensed Consolidated Balance Sheets

	September 30,	December 31,
(In thousands, except share amounts)	2021	2020
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$14,294	$9,144
Accounts receivable	28,486	17,632
Prepaid expenses and other	5,447	3,693
Total current assets	48,227	30,469
Oil and gas properties, at cost, using the full cost method of accounting:
Unevaluated property	332,165	325,091
Evaluated property	535,795	488,301
Less accumulated depreciation, depletion, and amortization	(220,942)	(189,546)
Total oil and gas properties, net	647,018	623,846
Other property and equipment	5,614	5,587
Less accumulated depreciation	(4,806)	(4,632)
Other property and equipment, net	808	955
Deferred tax asset	23,913	24,920
Other assets, net	801	771
Total assets	$720,767	$680,961

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$9,034	$7,905
Total current liabilities	9,034	7,905
Long-term bank debt	53,000	20,000
Other non-current liabilities	1,667	1,126
Temporary equity	—	146,280
Equity:
Preferred stock, $0.01 par value; 50,000,000 authorized; no shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Class A common stock, $0.01 par value; 400,000,000 authorized, 45,681,971 shares issued and 45,245,341 outstanding at September 30, 2021; 400,000,000 authorized, 43,995,124 issued and 43,558,494 outstanding at December 31, 2020	457	440
Class B common stock, $0.01 par value; 150,000,000 authorized, 11,541,211 shares issued and outstanding at September 30, 2021; 150,000,000 authorized, 13,167,687 shares issued and outstanding at December 31, 2020	—	—
Additional paid-in capital	586,148	601,129
Accumulated deficit	(101,617)	(92,392)
Treasury stock, at cost; 436,630 shares at September 30, 2021 and December 31, 2020	(3,527)	(3,527)
Total equity attributable to Brigham Minerals, Inc.	481,461	505,650
Non-controlling interest	175,605	—
Total equity	$657,066	$505,650
Total liabilities and equity	$720,767	$680,961

EXHIBIT 99.1
Unaudited Condensed Consolidated Statements Of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2021	2020	2021	2020
REVENUES
Mineral and royalty revenues	$40,473	$21,568	$109,654	$62,485
Lease bonus and other revenues	1,491	1,510	3,894	5,478
Total revenues	41,964	23,078	113,548	67,963
OPERATING EXPENSES
Gathering, transportation and marketing	1,641	1,702	4,967	5,106
Severance and ad valorem taxes	2,372	1,393	6,505	4,179
Depreciation, depletion, and amortization	8,682	11,801	27,129	35,827
Impairment of oil and gas properties	—	18,905	—	18,905
General and administrative	5,729	5,162	16,868	16,562
Total operating expenses	18,424	38,963	55,469	80,579
INCOME (LOSS) FROM OPERATIONS	23,540	(15,885)	58,079	(12,616)
Interest expense, net	(451)	(118)	(1,105)	(695)
Other income, net	36	4	51	29
Income (loss) before income taxes	23,125	(15,999)	57,025	(13,282)
Income tax expense (benefit)	4,214	(2,982)	10,717	(2,250)
NET INCOME (LOSS)	$18,911	$(13,017)	$46,308	$(11,032)
Less: net (income) loss attributable to non-controlling interest	(4,698)	3,552	(12,311)	2,223
Net income (loss) attributable to Brigham Minerals, Inc. shareholders	$14,213	$(9,465)	$33,997	$(8,809)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.31	$(0.24)	$0.77	$(0.24)
Diluted	$0.31	$(0.24)	$0.75	$(0.24)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	45,198	40,124	44,216	36,475
Diluted	45,888	40,124	45,056	36,475

EXHIBIT 99.1
Unaudited Condensed Consolidated Statement of Cash Flows

	Nine Months Ended September 30,
(In thousands)	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$46,308	$(11,032)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	27,129	35,827
Impairment of oil and gas properties	—	18,905
Share-based compensation expense	7,537	5,692
Amortization of debt issuance costs	217	545
Deferred income tax expense (benefit)	2,794	(1,351)
Bad debt expense	144	299
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(10,999)	10,312
Increase in other current assets	(1,753)	(776)
Decrease in other deferred charges	—	45
Increase (decrease) in accounts payable and accrued liabilities	968	(4,269)
Increase (decrease) in other long-term liabilities	20	(465)
Net cash provided by operating activities	$72,365	$53,732
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	(49,203)	(45,996)
Additions to other fixed assets	(28)	(340)
Proceeds from sale of oil and gas properties, net	4,441	1,565
Net cash used in investing activities	$(44,790)	$(44,771)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of long-term debt	(4,000)	—
Borrowing of long-term debt	37,000	5,000
Purchase of treasury stock	—	(3,527)
Dividends paid	(41,374)	(31,340)
Distribution to holders of non-controlling interest	(12,668)	(21,504)
Debt issuance costs	(247)	(203)
Payment of employee tax withholding for settlement of equity compensation awards	(1,136)	—
Net cash used in financing activities	$(22,425)	$(51,574)
Increase (decrease) in cash and cash equivalents and restricted cash	5,150	(42,613)
Cash and cash equivalents and restricted cash, beginning of period	9,144	51,133
Cash and cash equivalents and restricted cash, end of period	$14,294	$8,520
Supplemental disclosure of non-cash activity:
Accrued capital expenditures	$36	$163
Capitalized share-based compensation cost	$5,475	$4,560
Temporary equity cumulative adjustment to carrying value	$54,294	$(206,017)
Supplemental cash flow information:
Cash payments for loan commitment fees and interest	$(898)	$(570)
Tax (payment) /refund received	$(6,481)	$113

EXHIBIT 99.1

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Delaware and Midland Basins in West Texas and New Mexico, the SCOOP and STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including production and other guidance within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, continued downturns or delays in resuming operator activity due to commodity price fluctuations, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of and competition for acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation, uncertainties regarding environmental regulations or litigation, global or national health events, including the ongoing spread and economic effects of the ongoing COVID-19 pandemic, potential future pandemics, the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls and other legal or regulatory developments affecting the Company’s business and other important factors. These and other applicable uncertainties, factors and risks are described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-1500
InvestorRelations@brighamminerals.com
SOURCE Brigham Minerals, Inc.